UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 9, 2009

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47827 Halyard Drive, Plymouth, MI		48170-2461
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) On October 9, 2009, the employment of Paul J. Eckhoff, Senior Vice President, Commercial Products Business Unit, with Perceptron, Inc. (the "Company") ended.  Mr. Eckhoff left the Company to pursue other opportunities. The termination of Mr. Eckhoff’s employment was pursuant to Section 3 of his Severance Agreement with the Company dated December 31, 2008 (the "Severance Agreement"). Upon the execution of a release in substantially the form previously filed with the Severance Agreement, payments to Mr. Eckhoff are anticipated to occur in accordance with the terms of the Severance Agreement applicable to a termination not for "Cause."  Mr. Eckhoff will also receive executive-level outplacement services.  The Severance Agreement was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on January 8, 2009.  Mr. Harry R. Rittenour, President and Chief Executive Officer, has assumed Mr. Eckhoff’s position temporarily until his replacement is named by the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC. Registrant)

Date: October 12, 2009	/s/ David W. Geiss
By: David W. Geiss
Title: Vice President, General Counsel and Secretary